Exhibit 5.1

600 Travis, Suite 4200
Houston, Texas 77002
713.220.4200 Phone
713.220.4285 Fax
andrewskurth.com

June 6, 2008
Allis-Chalmers Energy Inc.
5075 Westheimer, Suite 890
Houston, Texas 77056
Ladies and Gentlemen:
     We have acted as special counsel to Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-4 (Registration No. 333-149326), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale of 16,846,500 shares of common stock of the Company, par value $0.01 per share (the “Company Shares”), to be issued by the Company in connection with the Agreement and Plan of Merger, dated as of January 23, 2008, by and among the Company, Elway Merger Sub, Inc. and Bronco Drilling Company, Inc., as amended by the First Amendment thereto, dated as of June 1, 2008.
     As the basis for the opinion hereinafter expressed, we have examined such statutes, including the Delaware General Corporation Law (the “DGCL”), regulations, corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion. In making our examination, we have assumed that all signatures on documents examined by us are genuine, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies.
     Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Company Shares, when issued and delivered by the Company as described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.
     We express no opinion other than as to the federal laws of the United States of America and the DGCL (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws).
     We hereby consent to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.
Very truly yours,
/s/ Andrews Kurth LLP
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